As filed with the Securities and Exchange Commission on April 17, 2025.

Registration No. 333-277072

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sable Offshore Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	85-3514078
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

845 Texas Avenue, Suite 2920

Houston, Texas 77002

(713) 579-6161

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory D. Patrinely

Executive Vice President and Chief Financial Officer

Sable Offshore Corp.

845 Texas Avenue, Suite 2920

Houston, Texas 77002

(713) 579-6161

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ryan J. Maierson

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546 -5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

The registration statement of Sable Offshore Corp. (the “Company”) on Form S-1 (File No. 333-277072) originally declared effective by the Securities and Exchange Commission (the “SEC”) on May 10, 2024 (the “Existing Registration Statement”) to which this registration statement is Post-Effective Amendment No. 2 (“Post-Effective Amendment No. 2”) covered the offer and sale from time to time by the selling securityholders listed in the Existing Registration Statement (the “Selling Holders”) or their permitted transferees of (i) up to 67,188,680 shares of our Common Stock, $0.0001 par value (“Common Stock”), consisting of (a) 44,024,910 shares of Common Stock of Sable Offshore Corp. (formerly known as Flame Acquisition Corp.) (the “Company”) issued in the committed PIPE investment of $440,249,100 (the “PIPE Investment”) at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (b) 3,000,000 shares of Common Stock issued in connection with closing of the Business Combination (as defined herein) (the “Closing”) at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (c) 7,187,500 shares of our Common Stock issued to our founders (as defined herein), which were originally purchased at a price of $0.0035 per share in connection with the Company’s Initial Public Offering (the “Company IPO”); (d) up to 7,750,000 shares of Common Stock (the “Private Warrant Shares”) issuable upon the exercise of the private placement warrants originally issued in connection with the Company IPO (such warrants the “Private Placement Warrants”); (e) up to 3,306,370 Private Warrant Shares issuable upon the exercise of the private placement warrants originally issued in connection with the Closing pursuant to the Working Capital Loans (as defined herein); (f) up to 895,000 shares of Common Stock consisting of (x) 820,000 shares of Common Stock held by Michael E. Dillard, our director, Gregory P. Pipkin, our director, Christopher B. Sarofim, our director, Doss R. Bourgeois, our Executive Vice President and Chief Operating Officer, and Anthony Duenner, our Executive Vice President, General Counsel and Secretary, all of which were originally purchased at a price of $10.00 per unit in connection with the Company IPO, (y) 25,000 shares of Common Stock held by Flores Family Limited Partnership #2 (“Flores Family LP”), of which James C. Flores, our Chairman and Chief Executive Officer, is the general partner, which were originally purchased at a weighted average price of $11.03 per share in the open market, and (z) 50,000 shares of Common Stock held by JCF Capital, LLC (“JCF Capital”), of which J. Caldwell Flores, our President, is the managing member, which were originally purchased at a price of $10.11 per share in the open market; and (g) up to 1,024,900 shares of Common Stock (“Public Warrant Shares” and, together with the Private Warrant Shares, the “Warrant Shares”) consisting of (x) 410,000 Public Warrant Shares issuable upon the exercise of public warrants that formed part of the units originally issued at a price of $10.00 per unit in connection with the Company IPO (“Public Warrants” and together with the Private Placement Warrants, the “Warrants”) to Michael E. Dillard, our director, Gregory P. Pipkin, our director, Christopher B. Sarofim, our director, Doss R. Bourgeois, our Executive Vice President and Chief Operating Officer and Anthony C. Duenner, our Executive Vice President, General Counsel and Secretary, (y) 400,000 Public Warrant Shares issuable upon the exercise of Public Warrants held by Michael E. Dillard, our director, which were originally purchased at a weighted average price of $0.71 per Public Warrant in the open market, and (z) 214,900 Public Warrant Shares issuable upon the exercise of Public Warrants held by JCF Capital, of which J. Caldwell Flores, our President, is the managing member, which were originally purchased at a price of $0.75 per Public Warrant in the open market; (ii) up to 11,056,370 Private Placement Warrants, consisting of (a) 7,750,000 Private Placement Warrants originally issued in a private placement at a price of $1.00 per Private Placement Warrant in connection with the Company IPO by certain Selling Holders named in this prospectus and (b) 3,306,370 Private Placement Warrants issued in connection with the Closing pursuant to the Working Capital Loans by certain Selling Holders named in this prospectus pursuant to the conversion of the outstanding principal amount of the Working Capital Loans into warrants at a price of $1.00 per warrant at the option of the lender; and (iii) up to 1,024,900 Public Warrants consisting of (a) 410,000 Public Warrants originally issued in the Company IPO as part of the units at a price of $10.00 per unit to Michael E. Dillard, our director, Gregory P. Pipkin, our director, Christopher B. Sarofim, our director, Doss R. Bourgeois, our Executive Vice President and Chief Operating Officer and Anthony C. Duenner, our Executive Vice President, General Counsel and Secretary, (b) 400,000 Public Warrants held by Michael E. Dillard, our director, which were originally purchased at a weighted average price of $0.71 per Public Warrant in the open market, and (c) 214,900 Public Warrants held by JCF Capital, of which J. Caldwell Flores, our President, is the managing member, which were originally purchased at a price of $0.75 per Public Warrant in the open market. Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per share.

The Existing Registration Statement also covered the issuance by the Company of up to 25,431,370 shares of Common Stock, consisting of (i) up to 14,375,000 Public Warrant Shares that may be issued upon exercise, at an exercise price of $11.50 per share, of the Public Warrants, originally issued in the Company IPO as part of the Company’s units at a price of $10.00 per unit, with each unit consisting of one share of Common Stock and one-half of one Public Warrant, by the holders thereof, (ii) up to 7,750,000 Private Warrant Shares that may be issued upon exercise, at an exercise price of $11.50 per share, of Private Placement Warrants originally issued in a private placement at a price of $1.00 per Private Placement Warrant in connection with the Company IPO, by the holders thereof and (iii) up to 3,306,370 Private Warrant Shares that may be issued upon exercise, at an exercise price of $11.50 per share, of Private Placement Warrants originally issued in connection with the Closing pursuant to the Working Capital Loans by certain holders pursuant to the conversion of the outstanding principal amount of the Working Capital Loans into warrants at a price of $1.00 per warrant at the option of the lender.

This Post-Effective Amendment No. 2 is being filed by the Company (i) to convert the Existing Registration Statement into a registration statement on Form S-3 and (ii) to update certain information regarding the securities being offered pursuant to the prospectus contained herein.

All filing fees payable in connection with the registration of the Resale Securities covered by this Post-Effective Amendment No. 2 were paid by the Company at the time of the initial filing of the Existing Registration Statement. No additional securities are registered hereby.

Subject to Completion, dated April 17, 2025

PRELIMINARY PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

53,920,671 Shares of Common Stock

Up to 8,987,062 Shares of Common Stock Issuable Upon

Exercise of Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Holders”), or their permitted transferees, of up to 53,920,671 shares of our Common Stock, $0.0001 par value (“Common Stock”), consisting of (a) 35,392,672 shares of Common Stock of Sable Offshore Corp. (formerly known as Flame Acquisition Corp.) (the “Company”) issued in a committed PIPE investment (the “First PIPE Investment”) at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (b) 3,000,000 shares of Common Stock issued in connection with closing of the Business Combination (as defined herein) (the “Closing”) at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (c) 5,845,937 shares of our Common Stock (“founder shares”) issued to Flame Acquisition Sponsor, LLC (“Sponsor”), FL Co-Investment LLC (“FL Co-Investment”) and Intrepid Financial Partners, L.L.C. (“Intrepid Financial Partners” and, together with Sponsor and FL Co-Investment, our “founders”), which were originally purchased at a price of $0.0035 per share in connection with the Company’s Initial Public Offering (the “Company IPO”); (d) up to 5,680,692 shares of Common Stock (the “Private Warrant Shares”) issuable upon the exercise, at an exercise price of $11.50 per share, of the private placement warrants originally issued in a private placement at a price of $1.00 per Private Placement Warrant in connection with the Company IPO (such warrants the “Private Placement Warrants”); (e) up to 3,306,370 Private Warrant Shares issuable upon the exercise of the private placement warrants originally issued in connection with the Closing pursuant to certain unsecured promissory notes provided as a working capital loan to the Sponsor (the “Working Capital Loans”); and (f) up to 695,000 shares of Common Stock consisting of (x) 620,000 shares of Common Stock held by Michael E. Dillard, our director, Gregory P. Pipkin, our director, Christopher B. Sarofim, our director, and Anthony Duenner, our Executive Vice President, General Counsel and Secretary, all of which were originally purchased at a price of $10.00 per unit in connection with the Company IPO, (y) 25,000 shares of Common Stock held by Flores Family Limited Partnership #2 (“Flores Family LP”), of which James C. Flores, our Chairman and Chief Executive Officer, is the general partner, which were originally purchased at a weighted average price of $11.03 per share in the open market, and (z) 50,000 shares of Common Stock held by JCF Capital, LLC (“JCF Capital”), of which J. Caldwell Flores, our President, is the managing member, which were originally purchased at a price of $10.11 per share in the open market.

We are registering the securities for resale pursuant to the Selling Holders’ registration rights under certain agreements between us and the Selling Holders, as applicable to each Selling Holder. Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the securities. The Selling Holders may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from any resale of the Common Stock or the Private Warrant Shares being offered for resale in this prospectus (the “Resale Securities”).

This prospectus also relates to the issuance by us of up to 8,987,062 shares of Common Stock, consisting of (i) up to 5,680,692 Private Warrant Shares that may be issued upon exercise, at an exercise price of $11.50 per share, of Private Placement Warrants originally issued in a private placement at a price of $1.00 per Private Placement Warrant in connection with the Company IPO, by the holders thereof and (ii) up to 3,306,370 Private Warrant Shares that may be issued upon exercise, at an exercise price of $11.50 per share, of Private Placement Warrants originally issued in connection with the Closing pursuant to the Working Capital Loans by certain holders pursuant to the conversion of the outstanding principal amount of the Working Capital Loans into warrants at a price of $1.00 per warrant at the option of the lender. We would receive the proceeds from any exercise of any Private Placement Warrants for cash, and we could receive up to an aggregate of approximately $103,351,213 million from the exercise of the Private Placement Warrants, assuming the exercise in full of all of the Private Placement Warrants for cash. Each of the Private Placement Warrants (the holders of the Private Placement Warrants, the “Private Placement Warrant Holders”) has an exercise price of $11.50 per share of Common Stock. We believe the likelihood that Private Placement Warrant Holders will exercise the Private Placement Warrants, and therefore the amount of proceeds that we would receive from such exercises, depends on the trading price of our Common Stock. On April 16, 2025, the closing price of our Common Stock was $19.61 per share. If the trading price of our Common Stock is less than the $11.50 per share exercise price of the Private Placement Warrants, we believe the Private Placement Warrant Holders will be unlikely to cash exercise their Private Placement Warrants, resulting in little or no cash proceeds to us. We expect to use any net proceeds received from the exercise of the Private Placement Warrants for general corporate purposes. See the section of this prospectus entitled “Use of Proceeds.” To the extent that any of the Private Placement Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. We provide more information about how the Selling Holders may sell their securities in the section of this prospectus entitled “Plan of Distribution.” We have agreed to bear all of the expenses incurred in connection with the registration of these securities. The Selling Holders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of securities by them.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SOC”. On April 16, 2025, the closing price of Common Stock was $19.61 per share.

The Resale Securities represent a substantial percentage of the total outstanding shares of our Common Stock as of the date of this prospectus. The shares of Common Stock that the Selling Holders can sell into the public markets pursuant to this prospectus is up to 53,920,671 shares of Common Stock, constituting approximately 60.4% of our issued and outstanding shares of Common Stock and approximately 86.6% of our issued and outstanding shares of Common Stock held by non-affiliates. The sale of all the Resale Securities or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our Common Stock involves risks. See the section titled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is    , 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the Selling Holders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them as described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Private Placement Warrants. We will receive proceeds from any exercise of the Private Placement Warrants for cash. We believe the likelihood that Private Placement Warrant Holders will exercise their Private Placement Warrants, and therefore the amount of cash proceeds we would receive, is dependent upon the trading price of our shares of Common Stock. If the trading price for our shares of Common Stock is less than the exercise price of a Private Placement Warrant Holder’s Private Placement Warrants ($11.50 per share), we believe Private Placement Warrant Holders will be unlikely to cash exercise their Private Placement Warrants, resulting in little or no cash proceeds to us.

To the extent necessary, each time that the Selling Holders offer and sell securities, we or the Selling Holders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus and any applicable prospectus supplement and free writing prospectuses, together with the additional information described in the section titled “Where You Can Find Additional Information.”

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Sable,” “we,” “us,” “our” and similar terms refer to Sable Offshore Corp., a Delaware corporation (f/k/a Flame Acquisition Corp., a Delaware corporation), and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “Flame” refer to Flame Acquisition Corp., a Delaware corporation, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any information incorporated by reference contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and any information incorporated by reference may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “commits,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus and any information incorporated by reference include, but are not limited to statements regarding our future results of operations and financial position, industry and business trends, equity compensation, business strategy, plans, market growth, plans and objectives relating to our climate commitment, and our objectives for future operations.

The forward-looking statements in this prospectus and any information incorporated by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A. “Risk Factors” in our Form 10-K for the year ended December 31, 2024. The forward-looking statements are made as of the date of the filing of this prospectus or the document incorporated by reference, as applicable, and Sable disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. The forward-looking statements in this prospectus or the document incorporated by reference, as applicable, are based upon information available to us as of the date of this prospectus or the document incorporated by reference, as applicable, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and any information incorporated by reference with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements in this report speak only as of the date of this prospectus or the document incorporated by reference. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

THE COMPANY

Overview

Sable Offshore Corp. (formerly known as Flame Acquisition Corp. or “Flame”) was a blank check company originally incorporated on October 16, 2020 as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. On March 1, 2021, Flame consummated an initial public offering, after which its securities began trading on NYSE. On November 2, 2022, Flame entered into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated November 2, 2022, by and among Flame, Sable Offshore Holdings LLC, a Delaware limited liability company (“Holdco”), and Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco (“Legacy Sable”).

Legacy Sable entered into a Purchase and Sale Agreement (as amended, the “Sable-EM Purchase Agreement”) on November 1, 2022 with Exxon Mobil Corporation (“Exxon”) and Mobil Pacific Pipeline Company (“MPPC,” and together with Exxon, “EM”) pursuant to which Legacy Sable agreed to acquire from EM certain assets constituting the Santa Ynez field in Federal waters offshore California and associated onshore processing and pipeline assets (such “Assets,” as defined in the Sable-EM Purchase Agreement, the “SYU Assets”).

On February 14, 2024 (the “Closing Date”), we consummated the mergers and related transactions contemplated by the Merger Agreement (the “Business Combination”), following which Flame was renamed “Sable Offshore Corp.” Pursuant to the terms and subject to the conditions set forth in the Sable-EM Purchase Agreement, the transactions contemplated by the Sable-EM Purchase Agreement were also consummated on February 14, 2024, immediately after the Closing, as a result of which we purchased the SYU Assets, effective as of January 1, 2022. On February 15, 2024, our shares of Common Stock began trading on NYSE under the symbol “SOC”.

Since the Closing Date, we have invested significant capital to safely restore production operations to SYU. We began hydrotesting Pipeline Segments 324/325 and the other “324/325 Assets” (as defined in the Sable-EM Purchase Agreement) in early 2025 in advance of a potential restart of production from the Santa Ynez Unit offshore platforms and the associated Las Flores Canyon processing facilities in the second quarter of 2025.

Assets

The SYU Assets are comprised of three platforms located in federal waters offshore California and an onshore processing facility and pipeline assets.

The offshore position is comprised of 16 federal leases across approximately 76,000 acres and includes 100% working interest with an average 83.6% net revenue interest. The Hondo platform and the Harmony platform develop the Hondo Field, and the Heritage platform develops the Pescado and Sacate Fields. The platforms are located 5 to 9 miles offshore of Santa Barbara County in shallow water depths of 900 to 1,200 feet and service 112 wells, comprised of 90 producers, 12 injectors and 10 idle with an additional 102 identified, undrilled opportunities. A 2015 analysis identified step-out potential for untested fault compartments or sub-accumulations and indicated a potential technical opportunity for up to an additional 102 identified, undrilled opportunities based on spacing assumptions ranging from 20 to 80 acres. For each platform, more opportunities exist than there are available donor wellbores based on current spacing assumptions (i.e., each platform is slot-constrained).

The wholly owned onshore processing facility is a fully integrated oil and gas processing facility with additional capacity for development. The onshore position is approximately 1,480 surface acres, which include the processing facility and parts of the surrounding canyons. The onshore facilities occupy approximately 35 acres and are comprised of:

•	an oil treating plant with capacity of approximately 180 MBop/d where it conducts crude dehydration, crude stabilization, and gas separation and compression;

•	a biologic/physical water treating plant with capacity of more than 67 MBwp/d where it conducts free oil removal, degassing, and biological treatment;

•	POPCO gas plant with approximately 80 MMcf/d sales capacity where it conducts gas sweetening, sulfur recovery, NGL fractionation, and gas compression;

•	another gas processing plant where it conducts gas sweetening, sulfur recovery, and NGL fractionation, and sends fuel gas to the co-generation power plant;

•	an almost entirely electric co-generation power plant with a capacity of 50 MW, including a 40 MW gas turbine, a 10 MW steam turbine, and steam generation;

•	crude storage capacity of 540 MBbls;

•	a produced water pipeline, which is partially offshore;

•	liquified petroleum gas storage and loading; and

•	a transportation terminal.

We also acquired Pipeline Segments 324/325 (formerly known as Pipeline Segments 901/903) and the other “324/325 Assets” (formerly known as “901/903 Assets”) (the “Pipelines”) in the Business Combination, which were owned and operated by Plains Pipeline L.P. (“Plains”) and were acquired by EM on October 13, 2022. The Pipelines were used to deliver oil to local refinery markets. Following a crude oil release in May 2015, Plains indicated it shut down the Pipelines, initiated its emergency response plan, and the Pipelines were subsequently emptied and placed in a safe state.

Line 324 (formerly known as Line 901) is a 24-inch, approximately 10.8 mile long crude oil pipeline that extends from the Los Flores Station on the California Coast to the Gaviota Pump Station in Santa Barbara County, California. Line 325 (formerly known as Line 903) is a 30-inch, approximately 113 mile long crude oil pipeline that extends from the Gaviota Pump Station in Santa Barbara County, California to the 30-inch pig receiver located in Pentland Station in Kern County, California with an intermediate station at Sisquoc mile post 38.5 in San Louis Obispo, California.

Our Common Stock is listed on the NYSE under the symbol “SOC”.

Corporate Information

The mailing address of the Company’s principal executive office is 845 Texas Avenue, Suite 2920, Houston, TX 77002. Our telephone number is (713) 579-6161. Our website address is www.sableoffshore.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•

exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Company IPO. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates

RISK FACTORS

Investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. For more information, see the section entitled “Incorporation by Reference.”

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the Selling Holders to resell their shares of Common Stock. All of the Common Stock offered by the Selling Holders pursuant to this prospectus and any applicable prospectus supplement will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Holders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Holders in disposing of their shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such shares covered by this prospectus and any applicable prospectus supplement, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

We are also registering shares of our Common Stock that may be issued upon exercise of the Private Placement Warrants. We will receive the proceeds from any exercise of Private Placement Warrants for cash. We intend to use the proceeds from the exercise of Private Placement Warrants for cash for general corporate and working capital purposes, although we believe we can fund our operations with cash on hand. There is no assurance that the holders of the Private Placement Warrants will elect to exercise any of the Private Place Warrants, which could impact our liquidity position. Whether Private Placement Holders will exercise their Private Placement Warrants, and therefore the amount of cash proceeds we would receive upon exercise, is dependent upon the trading price of our Common Stock, which closed at $19.61 per share on April 16, 2025. Each Private Placement Warrant is exercisable for one share of Common Stock at an exercise price of $11.50. Therefore, when the trading price of the Common Stock is less than $11.50, we expect that holders of Private Placement Warrants would not have the financial incentive to exercise their Private Placement Warrants. We could receive up to an aggregate of approximately $103,351,213 if all of the Private Placement Warrants are exercised for cash, but we would only receive those proceeds if and when the holders of Private Placement Warrants exercise the Private Placement Warrants. The Private Placement Warrants may not be or remain in the money during the period they are exercisable and prior to their expiration and, therefore, it is possible that the Private Placement Warrants may not be exercised prior to their maturity on February 14, 2029; provided, however, that the Private Placement Warrants issued to FL Co-Investment and Intrepid Financial Partners will not be exercisable past February 24, 2026 in accordance with FINRA Rule 5110(g)(8)(A); even if they are in the money, and as such, may expire worthless with minimal proceeds received by us, if any, from the exercise of Warrants. To the extent that any of the Private Placement Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. As a result, we do not expect to rely on the cash exercise of Private Placement Warrants to fund our operations. Instead, we intend to rely on other sources of cash discussed or incorporated elsewhere in this registration statement to continue to fund our operations.

SELLING HOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Holders, or their permitted transferees, of up to 53,920,671 shares of Common Stock, consisting of (a) 35,392,672 shares of Common Stock issued in the PIPE Investment; (b) 3,000,000 shares of Common Stock issued in connection with the Closing; (c) 5,845,937 founder shares issued to our founders in connection with the Company IPO; (d) up to 8,987,062 Private Warrant Shares; and (e) 695,000 shares of Common Stock held by certain Insiders.

The following table sets forth certain information provided by or on behalf of the Selling Holders concerning the Common Stock that may be offered from time to time by each Selling Holder pursuant to this prospectus. The Selling Holders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Moreover, the securities identified below include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the Selling Holders. Any changed or new information given to us by the Selling Holders, including regarding the identity of, and the securities held by, each Selling Holder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Holder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable within 60 days. Shares of common stock issuable pursuant to such options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

Percentage ownership is based on 89,338,358 shares of Common Stock outstanding as of April 16, 2025.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of the securities set forth in the table below. See the section of this prospectus entitled “Plan of Distribution.” In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below table, unless otherwise indicated below, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Other than as described below or elsewhere in this prospectus, none of the Selling Holders has any material relationship with us or any of our predecessors or affiliates.

Shares of Common Stock

Name of Selling Holder and Addresses	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Directors and Executive Officers(1)
James C. Flores	17,670,120	(2)	16,970,120	700,000	*
Gregory D. Patrinely	1,056,042	(3)	406,042	650,000	*
Michael E. Dillard	500,000	(4)	447,222	52,778	*
Gregory P. Pipkin	170,540	(5)	117,762	52,778	*
Christopher B. Sarofim	9,977,153	(6)	9,924,375	52,778	*
J. Caldwell Flores	1,438,042	(7)	788,042	650,000	*
Doss R. Bourgeois	650,000	(8)	—	650,000	*
Anthony C. Duenner	1,021,666	(9)	371,666	650,000	*
Other Selling Holders
BTL 2012 Trust	25,000		25,000	—	—
BTL/LLL Investments Limited Partnership	70,000		50,000	—	—
Buffalo Bayou Holdings, LLC	200,000		200,000	—	—
Christopher B. Sarofim 2017 Gift Trust	3,000,000		3,000,000	—	—
Crimson Group, Ltd.	200,000		200,000	—	—
Fayez Sarofim & Co.	3,000,000		3,000,000	—	—
Fidelity Contrafund: Fidelity Contrafund	4,367,875		4,367,875	—	—
Fidelity Contrafund Commingled Pool	1,742,200		1,742,200	—	—
Fidelity Contrafund: Fidelity Contrafund K6	1,076,300		1,076,300	—	—
Fidelity Contrafund: Fidelity Advisor New Insights Fund	460,290		460,290	—	—
Fidelity Global Growth and Value Investment Trust	34,972		34,972	—	—
Fidelity Insights Investment Trust	385,000		385,000	—	—
Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund	352,000		352,000	—	—
Variable Insurance Products Fund II: VIP Contrafund Portfolio	519,473		519,473	—	—
Fidelity Special Situations Fund	86,800		86,800	—	—
Finger 2012 Trust U/A 4/16/2012	85,321		35,000	50,321	*
Flores Family Limited partnership #2	2,500,000		2,500,000	—	—
Humble CHAG Interests, LLC	1,000,000		1,000,000	—	—
Intrepid Financial Partners, LLC	2,662,879		2,662,879	—	—
JCF Capital, LLC	417,000		300,000	117,000	*
John T. Raymond	1,000,000		1,000,000	—	—
KitchCo Investments, Ltd.	50,000		50,000	—	—
Leon Brooks	200,000		200,000	—	—
LLL Liquidity Trust	25,000		25,000	—	—
Martha Finger	10,000		10,000	—	—
Pilgrim Global ICAV	10,244,375		8,000,000	2,244,375	2.5%
Remy W. Trafelet Revocable Trust	375,000		100,000	275,000	*
Riparian Partners LP	150,000		150,000	—	—
Ronnie Dunn	200,000		200,000	—	—
Sable Investments XXIII LLC	2,000,000		2,000,000	—	—
Texan National Holdings I Ltd.	100,000		100,000	—	—
Thomas Leo Ryan	520,000		500,000	20,000	*
Timothy Carlson	5,000		5,000	—	—
Victorious Angel Group LTD	3,000,000		3,000,000	—	—

*	Less than 1%

(1)	Unless otherwise indicated, the address of each Selling Holder is c/o Sable Offshore Corp. 845 Texas Avenue, Suite 2920, Houston, Texas 77002.
(2)

Consists of (i) 7,963,750 shares of Common Stock, (ii) 2,500,000 shares of Common Stock held of record by Flores Family Limited Partnership #2, (iii) 600,000 shares of Common Stock held of record by Sable Aviation, LLC (“Sable Aviation”), (iv) 125,000 shares of Common Stock held of record by various family limited partnerships, and (v) 6,481,370 Private Placement Warrants (and 6,481,370 shares of Common Stock issuable upon exercise of such warrants). Mr. Flores is the general partner of Flores Family Limited Partnership #2. As such, Mr. Flores may be deemed to share beneficial ownership of the shares of Common Stock held of record by Flores Family Limited Partnership #2. Sable Aviation is an entity controlled by Mr. Flores. As such, Mr. Flores may be deemed to share beneficial ownership of the shares of Common Stock held of record by Sable Aviation, LLC.

(3)

Consists of (i) 71,875 shares of Common Stock, (ii) 334,167 Private Placement Warrants (and 334,167 shares of Common Stock issuable upon exercise of such warrants), and (iii) 650,000 shares of Common Stock issued as restricted stock.

(4)

Consists of (i) 369,722 shares of Common Stock, (ii) 77,500 Private Placement Warrants (and 77,500 shares of Common Stock issuable upon exercise of such warrants), and (iii) 52,778 shares of Common Stock issued as restricted stock.

(5)

Consists of (i) 40,262 shares of Common Stock, (ii) 77,500 Private Placement Warrants (and 77,500 shares of Common Stock issuable upon exercise of such warrants), and (iii) 52,778 shares of Common Stock issued as restricted stock.

(6)

Consists of (i) 846,875 shares of Common Stock, (ii) 3,000,000 shares of Common Stock held of record by Victorious Angel Group LTD, (iii) 3,000,000 shares of Common Stock held of record by Fayez Sarofim & Co. (iv) 3,000,000 shares of Common Stock held of record by Christopher B. Sarofim 2017 Gift Trust, (v) 77,500 Private Placement Warrants (and 77,500 shares of Common Stock issuable upon exercise of such warrants), and (vi) 52,778 shares of Common Stock issued as restricted stock. Mr. Sarofim is the managing member of Victorious Angel Group LTD. As such, Mr. Sarofim may be deemed to share beneficial ownership of the shares of Common Stock held of record by Victorious Angel Group LTD. Mr. Sarofim is the indirect, majority member of Fayez Sarofim & Co. and as a result may be deemed to share beneficial ownership of the securities held by Fayez Sarofim & Co. Mr. Sarofim exercises investment control over the Christopher B. Sarofim 2017 Gift Trust. As such, Mr. Sarofim may be deemed to share beneficial ownership of the shares of Common Stock held of record by Christopher B. Sarofim 2017 Gift Trust.

(7)

Consists of (i) 71,875 shares of Common Stock, (ii) 417,000 shares of Common Stock held of record by JCF Capital, (iii) 299,167 Private Placement Warrants (and 299,167 shares of Common Stock issuable upon exercise of such warrants), and (iv) 650,000 shares of Common Stock issued as restricted stock. Mr. Flores is the managing member of JCF Capital. As such, Mr. Flores may be deemed to share beneficial ownership of the shares of Common Stock held of record by JCF Capital.

(8)	Consists of 650,000 shares of Common Stock issued as restricted stock.
(9)

Consists of (i) 100,000 shares of Common Stock, (ii) 221,666 Private Placement Warrants (and 221,666 shares of Common Stock issuable upon exercise of such warrants), (iii) 50,000 shares of Common Stock held by various family trusts, and (iv) 650,000 shares of Common Stock issued as restricted stock.

PLAN OF DISTRIBUTION

We are registering the issuance by us of an aggregate of up to 8,987,062 shares of Common Stock issuable by us upon the exercise of the Private Placement Warrants.

We are registering the offer and sale from time to time by the Selling Holders or their permitted transferees of (i) up to 53,920,671 shares of Common Stock, consisting of (a) 35,392,672 shares of Common Stock issued in the First PIPE Investment at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (b) 3,000,000 shares of Common Stock issued in connection with closing of the Business Combination at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (c) 5,845,937 shares of our Common Stock issued to our founders, which were originally purchased at a price of $0.0035 per share in connection with the Company IPO; (d) up to 5,680,692 Private Warrant Shares issuable upon the exercise the Private Placement Warrants issued in connection with the Company IPO; (e) up to 3,306,370 Private Warrant Shares issuable upon the exercise of the Private Placement Warrants originally issued in connection with the Closing pursuant to the Working Capital Loans; and (f) up to 695,000 shares of Common Stock consisting of (x) 620,000 shares of Common Stock held by Michael E. Dillard, our director, Gregory P. Pipkin, our director, Christopher B. Sarofim, our director, and Anthony Duenner, our Executive Vice President, General Counsel and Secretary, all of which were originally purchased at a price of $10.00 per unit in connection with the Company IPO, (y) 25,000 shares of Common Stock held by Flores Family LP, of which James C. Flores, our Chairman and Chief Executive Officer, is the general partner, which were originally purchased at a weighted average price of $11.03 per share in the open market, and (z) 50,000 shares of Common Stock held by JCF Capital, of which J. Caldwell Flores, our President, is the managing member, which were originally purchased at a price of $10.11 per share in the open market.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Holders will bear all commissions and discounts, if any, attributable to their sale of securities. We will not receive any of the proceeds from the sale of the securities by the Selling Holders. We will receive proceeds from Private Placement Warrants exercised in the event that such Private Placement Warrants are exercised for cash. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The shares of Common Stock beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of a Selling Holder;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

A Selling Holder that is an entity may elect to make an in-kind distribution of shares of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell shares of Common Stock short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In offering the securities covered by this prospectus, the Selling Holders and any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Holders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

A holder of Private Placement Warrants may exercise its Private Placement Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Equiniti Stock Transfer & Trust Company, LLC (“EQ”), the certificate evidencing such Private Placement Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Private Placement Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify Selling Holders against certain liabilities related to the sale of the Resale Securities, including liabilities under the Securities Act, as further described in the subscription agreements entered into in connection with the PIPE Investment.

We have agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earliest of (i) the date on which the Resale Securities may be sold by the Selling Holders without registration under Rule 144, including without limitation, any volume and manner of sale restrictions that may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144 or any other rule of similar effect, (ii) the date on which all Selling Holders have ceased to hold any Resale Securities and (iii) three years from the effectiveness date of the registration statement of which this prospectus forms a part.

Restrictions to Sell

In connection with the execution of the Merger Agreement and at the Closing, we entered into the Registration Rights Agreement with certain of our stockholders. The Registration Rights Agreement provides these holders (and their permitted transferees) with the right to require us, at our expense, to register the shares of our Common Stock that they hold on customary terms for a transaction of this type, including customary demand and piggyback registration rights. The Registration Rights Agreement also provides that we pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act. In addition, pursuant to the Registration Rights Agreement, certain of our shareholders identified in the Registration Rights Agreement will be subject to a restriction on transfer of shares of Common Stock for a period of three years from the Closing.

DESCRIPTION OF SECURITIES

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (the “Bylaws”), each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware (“DGCL”). See “Where You Can Find More Information; Incorporation by Reference.”

General

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 500,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). No shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by the Board, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of our Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our Charter, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the terms, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock and our preferred stock will be available for future issuance after the Business Combination without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Venue

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, (a) the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on our behalf, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to us or to our stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL, or our Charter or Bylaws (as either may be amended from time to time) or (4) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine; and (b) subject to the provisions of our Charter, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of Article IX of our Charter shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter and our Bylaws provide that we will indemnify and hold harmless our directors, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.

Our Bylaws also permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company could have the power to indemnify him or her against such liability under the provisions of the DGCL.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of our Charter, our Bylaws and Delaware Law

Certain provisions of Delaware law, our Charter and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.

Classified Board of Directors

Our Charter provides that our Board is divided into three classes, with the classes as nearly equal in number as possible and, following the expiration of specified initial terms for each class, each class serving three-year staggered terms. In addition, our Charter provides that directors may only be removed from our Board with cause. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Charter provides that special meetings of the stockholders may be called only by (i) our Board acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the chairperson of our Board, or (iii) our chief executive officer or president, and special meetings of stockholders may not be called by any other person or persons. Our Charter and our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Charter provides otherwise. Our Charter precludes stockholder action by written consent.

Approval for Amendment of our Charter and Bylaws

Our Charter further provides that the affirmative vote of holders of at least 66 2/3% of the total voting power of all of the then outstanding shares of capital stock entitled to vote, voting as a single class, is required to amend certain provisions of our Charter, including provisions relating to the size of our Board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in an election of directors, voting as a single class, is required to amend or repeal our Bylaws, although our Bylaws may be amended by a simple majority vote of our Board.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and warrant agent for our Private Placement Warrants is Equiniti Trust Company, LLC.

Stock Exchange

Our Common Stock is listed on the NYSE under the symbol “SOC”.

LEGAL MATTERS

The legality of our Common Stock will be passed upon for us by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of Sable Offshore Corp. as of December 31, 2024 (Successor) and December 31, 2023 (Predecessor) and for the period from February 14, 2024 to December 31, 2024 (Successor), the period from January 1, 2024 to February 13, 2024 (Predecessor) and the year ended December 31, 2023 (Predecessor) incorporated in this Prospectus by reference from Sable Offshore Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.sableoffshore.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. The documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2025.

•	Our Current Reports on Form 8-K filed with the SEC on January 2, 2025, February 13, 2025, and February 19, 2025.

•	The description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Sable Offshore Corp.

845 Texas Avenue, Suite 2920

Houston, Texas 77002

(713) 579-6161

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being offered hereby.

SEC Registration Fee		$151,084.54	*
FINRA Filing Fees		*	*
Legal Fees and Expenses		*	*
Accounting Fees and Expenses		*	*
Miscellaneous Expenses		*	*

Total	$	*	*

*	Previously paid.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL (“Section 145”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors and executive officers as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 16. Exhibits and Financial Statement Schedules.

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

3.1	Second Amended and Restated Certificate of Incorporation of Sable Offshore Corp.	8-K	3.1	2/14/24

3.2	Amended and Restated Bylaws of Sable Offshore Corp.	8-K	3.2	2/14/24

4.1	Specimen Class A Common Stock Certificate.	S-1	4.2	7/2/20

4.2	Description of Registered Securities.	10-K	4.4	3/8/24

5.1	Opinion of Latham & Watkins LLP as to the validity of the securities being registered.	S-1	5.1	4/12/24

23.1*	Consent of Ham, Langston & Brezina, L.L.P., independent registered accounting firm for the Company.	—	—	—

23.2	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).	S-1	5.1	4/12/24

24.1	Power of Attorney	S-1	24.1	10/11/24

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B under the Securities Act (“Rule 430B”) relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 17, 2025.

SABLE OFFSHORE CORP.

By:	/s/ James C. Flores
James C. Flores
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James C. Flores James C. Flores	Chairman and Chief Executive Officer (Principal Executive Officer)	April 17, 2025

* J. Caldwell Flores	President	April 17, 2025

* Gregory D. Patrinely	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 17, 2025

* Doss R. Bourgeois	Executive Vice President and Chief Operating Officer	April 17, 2025

* Anthony C. Duenner	Executive Vice President, General Counsel and Secretary	April 17, 2025

* Michael E. Dillard	Director	April 17, 2025

* Gregory P. Pipkin	Director	April 17, 2025

* Christopher B. Sarofim	Director	April 17, 2025

*By:	/s/ James C. Flores
Name:	James C. Flores
Title:	Attorney-in-Fact